Lineage, Inc. Announces Full-Year 2024 Financial Results and Initiates 2025 Guidance

NOVI, Mich. – February 26, 2025 – Lineage, Inc. (NASDAQ: LINE) (the "Company"), the world’s largest global temperature-controlled warehouse REIT, today announced its financial results for the fourth quarter and full year of 2024.
Fourth-Quarter 2024 Financial Highlights
•Total revenue increased 0.4% to $1.3 billion
•GAAP net loss of ($80) million, or ($0.33) per diluted common share
•Adjusted EBITDA increased 9.8% to $335 million; adjusted EBITDA margin increased 210bps to 25.0%
•AFFO increased 147.7% to $213 million; AFFO per share increased 72.9% to $0.83
•Declared quarterly dividend of $0.5275 per share, representing annualized dividend rate of $2.11 per share
Full-Year 2024 Financial Highlights
•Total revenue of $5.3 billion, flat versus prior year
•GAAP net loss of ($751) million, or ($3.70) per diluted common share
•Adjusted EBITDA increased 4.0% to $1.3 billion; adjusted EBITDA margin increased 100bps to 24.9%
•AFFO increased 25.4% to $705 million; AFFO per share increased 6.5% to $3.29
"We are pleased to report a strong finish to 2024, with 10% growth in fourth-quarter adjusted EBITDA, capping a transformational year for our company," said Greg Lehmkuhl, president and chief executive officer of Lineage, Inc. "Our market leadership, network effects, and operational excellence enabled us to expand margins as well as grow adjusted EBITDA and AFFO per share in 2024. We want to thank our dedicated and talented team members for an outstanding year in a challenging environment.
"As we look ahead to 2025, we are well-positioned to expand our leadership position in the global food supply chain. We will continue to focus on providing world-class service to our customers, while working to continuously improve the efficiency of our operations. We believe our labor productivity, lean operations, and energy management initiatives, coupled with our innovative technology provide significant benefits to our customers and team members, while positioning Lineage for strong financial performance in all market environments.
"Furthermore, our investment grade balance sheet and financial outlook provides the capacity to deploy more than $1.5 billion of capital in 2025. We are poised to execute on our robust acquisition and development pipeline. With an exciting blend of internal and external growth opportunities, we believe we have never been better positioned to deliver compounding growth for our shareholders," concluded Lehmkuhl.
2025 Guidance
The Company expects full-year 2025 adjusted EBITDA $1.35 to $1.40 billion and Adjusted FFO ("AFFO") per share of $3.40 to $3.60. The Company's guidance excludes the impact of unannounced future acquisitions or developments.
Please refer to the Lineage's Earnings Presentation and Supplemental Information for additional details related to the Company's guidance.

Fourth-Quarter and Full-Year 2024 Financial Results Conference Call and Earnings Presentation with Supplemental
Please visit ir.lineage.com/events-and-presentations to view Lineage’s fourth-quarter and full-year 2024 Earnings Presentation and Supplemental Information.
Lineage will host a conference call and webcast today at 8:00 a.m. Eastern Time to discuss the company’s fourth-quarter and full-year 2024 financial results. Interested parties may listen by visiting the Lineage Investor Relations website at ir.onelineage.com. A replay of the webcast will be available for approximately one year on the Company's investor relations website.
About Lineage
Lineage, Inc. (NASDAQ: LINE) is the world’s largest global temperature-controlled warehouse REIT with a network of over 485 strategically located facilities totaling approximately 86 million square feet and approximately 3.1 billion cubic feet of capacity across countries in North America, Europe, and Asia-Pacific. Coupling end-to-end supply chain solutions and technology, Lineage partners with some of the world’s largest food and beverage producers, retailers, and distributors to help increase distribution efficiency, advance sustainability, minimize supply chain waste, and, most importantly, feed the world. Learn more at onelineage.com and join us on LinkedIn, Facebook, Instagram, and X.

Investor Relations Contact	Media Contact
Evan Barbosa	Megan Hendricksen
VP, Investor Relations	VP, Global Marketing & Communications
ir@onelineage.com	pr@onelineage.com
Forward-Looking Statements
Certain statements contained in this Press Release, other than historical facts, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Lineage operates, and beliefs of, and assumptions made by, the Company and involve uncertainties that could significantly affect Lineage’s financial results. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “measures,” “poised,” “focus,” “seek,” “objective,” “goal,” “vision,” “drive,” “opportunity,” “target,” “strategy,” “expect,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “tomorrow,” “long-term,” “should,” “could,” “would,” “might,” “help,” “aimed”, or other similar words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. Such statements include, but are not limited to statements about Lineage’s plans, strategies, initiatives, and prospects and statements about its future results of operations, capital expenditures and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: general business and economic conditions; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index and changes in foreign currency exchange rates; other risks inherent in the real estate business, including customer defaults, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; the availability of suitable acquisitions and our ability to acquire those properties or businesses on favorable terms; our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; our ability to meet budgeted or stabilized returns on our development and expansion projects within expected time frames, or at all; our ability to manage our expanded operations, including expansion into new markets or business lines; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions; our failure to successfully integrate and operate acquired or developed properties or businesses; our ability to renew significant customer contracts; the impact of supply chain disruptions, including the impact on labor availability, raw material availability, manufacturing and food production and transportation; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; continued increases and volatility in interest rates; increased power, labor or construction costs; changes in consumer demand or preferences for products we store in our warehouses; decreased storage rates or increased vacancy rates; labor shortages or our inability to attract and retain talent; changes in, or the failure or inability to comply with, government regulation; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; our failure to maintain our status as a real estate investment trust for U.S. federal income tax purposes; changes in local, state, federal and international laws and regulations, including related to taxation, tarrifs, real estate and zoning laws, and increases in real property tax rates; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us, and any other risks discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC. Should one of more of the risks or uncertainties described above occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Forward-looking statements in this Press Release speak only as of the date of this Press Release, and undue reliance should not be placed on such statements. We undertake no obligation to, nor do we intend to, update, or otherwise revise, any such statements that may become untrue because of subsequent events.
While the forward-looking statements are considered reasonable by the Company, they are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and cannot be predicted with accuracy and may not be realized. There can be no assurance that the forward-looking statements can or will be attained or maintained. Actual operating results may vary materially from the forward-looking statements included in this Press Release.
Availability of Information on Lineage's Website and Social Media Channels
Investors and others should note that Lineage routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts and the Lineage Investor Relations website. The Company uses these channels as well as social media channels (e.g., the Lineage LinkedIn account (linkedin.com/company/onelineage/); the Lineage Facebook account (facebook.com/lineagelogistics); the Lineage Instagram account (instagram.com/onelineage/); the Lineage X account (twitter.com/OneLineage)) as a means of disclosing information about the Company's business to our customers, colleagues, investors, and the public. While not all of the information that the Company posts to the Lineage Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Lineage to review the information that it shares at the Investor Relations link located at the top of the page on onelineage.com and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of the Lineage Investor Relations website at ir.onelineage.com. The contents of these websites are not incorporated by reference into this press release or any report or document Lineage files with the SEC, and any references to the websites are intended to be inactive textual references only.
Source: Lineage, Inc.

LINEAGE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$173	$68
Restricted cash	2	3
Accounts receivable, net	826	913
Inventories	187	171
Prepaid expenses and other current assets	97	101
Total current assets	1,285	1,256
Non-current assets:
Property, plant, and equipment, net	10,627	10,571
Finance lease right-of-use assets, net	1,254	1,243
Operating lease right-of-use assets, net	627	724
Equity method investments	124	113
Goodwill	3,338	3,394
Other intangible assets, net	1,127	1,280
Other assets	279	290
Total assets	$18,661	$18,871
Liabilities, Redeemable Noncontrolling Interests, and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,220	$1,137
Accrued dividends and distributions	134	110
Deferred revenue	83	94
Current portion of long-term debt, net	56	24
Total current liabilities	1,493	1,365
Non-current liabilities:
Long-term finance lease obligations	1,249	1,305
Long-term operating lease obligations	605	692
Deferred income tax liability	304	370
Long-term debt, net	4,906	8,958
Other long-term liabilities	410	159
Total liabilities	8,967	12,849
Commitments and contingencies (Note 20)
Redeemable noncontrolling interests	43	349
Stockholders’ equity:
Common stock, $0.01 par value per share – 500 authorized shares; 228 issued and outstanding at December 31, 2024 and 162 issued and outstanding at December 31, 2023	2	2
Additional paid-in capital - common stock	10,764	5,961
Series A preferred stock, $0.01 par value per share – 100 authorized shares; no issued and outstanding shares at December 31, 2024 and less than 1 issued and outstanding shares, with an aggregate liquidation preference of $1 at December 31, 2023	—	1
Retained earnings (accumulated deficit)	(1,855)	(879)
Accumulated other comprehensive income (loss)	(273)	(34)
Total stockholders’ equity	8,638	5,051
Noncontrolling interests	1,013	622
Total equity	9,651	5,673
Total liabilities, redeemable noncontrolling interests, and equity	$18,661	$18,871

LINEAGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenues	$1,339	$1,334	$5,340	$5,342
Cost of operations	906	896	3,578	3,590
General and administrative expense	145	141	539	502
Depreciation expense	181	150	659	552
Amortization expense	55	53	217	208
Acquisition, transaction, and other expense	39	15	651	60
Restructuring, impairment, and (gain) loss on disposals	34	21	57	32
Total operating expense	1,360	1,276	5,701	4,944
Income from operations	(21)	58	(361)	398
Other income (expense):
Equity income (loss), net of tax	(3)	(1)	(6)	(3)
Gain (loss) on foreign currency transactions, net	(30)	13	(25)	4
Interest expense, net	(61)	(133)	(430)	(490)
Gain (loss) on extinguishment of debt	(4)	—	(17)	—
Other nonoperating income (expense), net	(2)	—	(1)	(19)
Total other income (expense), net	(100)	(121)	(479)	(508)
Net income (loss) before income taxes	(121)	(63)	(840)	(110)
Income tax expense (benefit)	(41)	(6)	(89)	(14)
Net income (loss)	(80)	(57)	(751)	(96)
Less: Net income (loss) attributable to noncontrolling interests	(9)	(5)	(87)	(19)
Net income (loss) attributable to Lineage, Inc.	$(71)	$(52)	(664)	(77)

Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on foreign currency hedges and interest rate hedges	(4)	(58)	(60)	(87)
Foreign currency translation adjustments	(236)	117	(207)	88
Comprehensive income (loss)	(320)	2	(1,018)	(95)
Less: Comprehensive income (loss) attributable to noncontrolling interests	(34)	(1)	(115)	(21)
Comprehensive income (loss) attributable to Lineage, Inc.	$(286)	$3	$(903)	$(74)

Basic earnings (loss) per share	$(0.33)	$(0.43)	$(3.70)	$(0.73)
Diluted earnings (loss) per share	$(0.33)	$(0.43)	$(3.70)	$(0.73)

Weighted average common shares outstanding:
Basic	228	162	191	162
Diluted	228	162	191	162

LINEAGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
(in millions)

		Common Stock
	Redeemable noncontrolling interests	Number of shares	Par value	Additional paid-in capital	Series A preferred stock	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Noncontrolling interests	Total equity
Balance as of December 31, 2022	$298	160	$2	$5,915	$1	$(713)	$(37)	$641	$5,809
Common stock issuances, net of equity raise costs	—	2	—	142	—	—	—	—	142
Contributions from noncontrolling interests	—	—	—	3	—	—	—	2	5
Dividends ($0.55 per common share) and other distributions	—	—	—	—	—	(89)	—	(57)	(146)
Operating Partnership units issued in acquisitions	—	—	—	4	—	—	—	2	6
Stock-based compensation	—	—	—	15	—	—	—	11	26
Other comprehensive income (loss)	—	—	—	—	—	—	3	(2)	1
Sale of noncontrolling interests	—	—	—	—	—	—	—	(4)	(4)
Noncontrolling interests acquired in business combinations	7	—	—	—	—	—	—	—	—
Redemption of common stock	—	—	—	(12)	—	—	—	—	(12)
Redemption of units issued as stock compensation	—	—	—	(12)	—	—	—	(1)	(13)
Redemption of noncontrolling interest	—	—	—	(1)	—	—	—	—	(1)
Redeemable noncontrolling interest adjustment	8	—	—	(8)	—	—	—	—	(8)
Accretion of redeemable noncontrolling interests	36	—	—	(36)	—	—	—	—	(36)
Net income (loss)	—	—	—	—	—	(77)	—	(19)	(96)
Reallocation of noncontrolling interests	—	—	—	(49)	—	—	—	49	—
Balance as of December 31, 2023	$349	162	$2	$5,961	$1	$(879)	$(34)	$622	$5,673

LINEAGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
(in millions)

		Common Stock
	Redeemable noncontrolling interests	Number of shares	Par value	Additional paid-in capital	Series A preferred stock	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Noncontrolling interests	Total equity
Balance as of December 31, 2023	$349	162	$2	$5,961	$1	$(879)	$(34)	$622	$5,673
Common stock issuances, net of equity raise costs	—	65	—	4,874	—	—	—	—	4,874
Assumption of the Put Option liability	—	—	—	—	—	(103)	—	—	(103)
Dividends ($0.91 per common share) and other distributions ($0.91 per OP Unit and OPEU)	(1)	—	—	—	—	(209)	—	(50)	(259)
Stock-based compensation	—	2	—	176	—	—	—	39	215
Withholding of common stock for employee taxes	—	(1)	—	(46)	—	—	—	—	(46)
Other comprehensive income (loss)	—	—	—	—	—	—	(239)	(28)	(267)
Repurchase of common stock pursuant to Put Option exercise	—	—	—	(17)	—	—	—	—	(17)
Conversion of Management Profits Interests Class C units	—	—	—	(61)	—	—	—	61	—
Redemption of preferred shares and OPEUs	—	—	—	(46)	(1)	—	—	(29)	(76)
Reimbursement of Advance Distributions	—	—	—	—	—	—	—	198	198
Redemption of redeemable noncontrolling interests	(6)	—	—	—	—	—	—	—	—
Redemption of common stock	—	—	—	(25)	—	—	—	—	(25)
Reclassification of the Preference Shares	(229)	—	—	(22)	—	—	—	—	(22)
Issuance of OPEUs and settlement of Class D Units	—	—	—	114	—	—	—	73	187
Expiration of redemption option	(92)	—	—	65	—	—	—	27	92
Redeemable noncontrolling interest adjustment	8	—	—	(8)	—	—	—	—	(8)
Accretion of redeemable noncontrolling interests	15	—	—	(15)	—	—	—	—	(15)
Net income (loss)	(1)	—	—	—	—	(664)	—	(86)	(750)
Reallocation of noncontrolling interests	—	—	—	(186)	—	—	—	186	—
Balance as of December 31, 2024	$43	228	$2	$10,764	$—	$(1,855)	$(273)	$1,013	$9,651

LINEAGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in millions)	2024	2023
Cash flows from operating activities:
Net income (loss)	$(751)	$(96)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for credit losses	5	6
Impairment of long-lived and intangible assets	98	9
Gain on insurance recovery (see Note 20, Commitments and contingencies)	(76)	—
Loss on sale of a subsidiary (see Note 4, Business combinations, asset acquisitions, and divestitures)	—	21
Depreciation and amortization	876	760
(Gain) loss on extinguishment of debt, net	17	—
Amortization of deferred financing costs and above/below market debt	19	21
Stock-based compensation	215	26
(Gain) loss on foreign currency transactions, net	25	(4)
Deferred income tax	(105)	(58)
Vesting of Class D interests (see Note 2, Capital structure and noncontrolling interests)	185	—
One-time Internalization expense to Bay Grove (see Note 2, Capital structure and noncontrolling interests)	200	—
Put Options fair value adjustment	31	—
Other operating activities	19	9
Changes in operating assets and liabilities (excluding effects of acquisitions):
Accounts receivable	64	43
Prepaid expenses, other assets, and other long-term liabilities	(29)	(12)
Inventories	(18)	8
Accounts payable and accrued liabilities and deferred revenue	(85)	51
Right-of-use assets and lease obligations	13	12
Net cash provided by operating activities	703	796
Cash flows from investing activities:
Acquisitions, net of cash acquired	(346)	(283)
Deposits on pending acquisitions and related refunds, net	3	—
Purchase of property, plant, and equipment	(691)	(766)
Proceeds from sale of assets	7	19
Proceeds from insurance recovery on impaired long-lived assets	105	—
Investments in Emergent Cold LatAm Holdings, LLC	(20)	(31)
Proceeds from repayment of notes by related parties	15	—
Other investing activity	8	(5)
Net cash used in investing activities	(919)	(1,066)
Cash flows from financing activities:
Capital contributions, net of equity raise costs	—	142
Issuance of common stock in IPO, net of equity raise costs	4,879	(6)
Dividends and other distributions	(234)	(46)
Redemption of redeemable noncontrolling interests	(6)	—
Repurchase of common shares for employee income taxes on stock-based compensation	(46)	—
Repurchase of common stock pursuant to Put Option exercise	(17)	—
Financing fees	(45)	—
Proceeds from long-term debt	2,481	—
Repayments of long-term debt and finance leases	(7,112)	(96)
Payment of deferred and contingent consideration liabilities	(46)	(36)
Borrowings on revolving line of credit	4,112	1,431
Repayments on revolving line of credit	(3,512)	(1,216)
Redemption of units issued as stock compensation	(2)	(12)
Redemption of common stock	(25)	(12)
Redemption of OPEUs	(75)	—
Settlement of Put Option liability	(27)	—
Other financing activity	(5)	(13)
Net cash provided by financing activities	320	136
Impact of foreign exchange rates on cash, cash equivalents, and restricted cash	—	3
Net increase (decrease) in cash, cash equivalents, and restricted cash	104	(131)
Cash, cash equivalents, and restricted cash at the beginning of the period	71	202
Cash, cash equivalents, and restricted cash at the end of the period	$175	$71

Global Warehousing Segment
The following table presents the operating results of our global warehousing segment for the three months ended December 31, 2024 and 2023.

Three Months Ended December 31,
2024	2023	Change
(in millions except revenue per pallet)
Warehouse storage	$508	$526	(3.4)%
Warehouse services	472	449	5.1%
Total global warehousing segment revenues	980	975	0.5%
Power	53	48	10.4%
Labor(1)	355	360	(1.4)%
Other warehouse costs(2)	190	193	(1.6)%
Total global warehousing segment cost of operations	598	601	(0.5)%
Global warehousing segment NOI	$382	$374	2.1%
Total global warehousing segment margin	39.0%	38.4%	60	bps

Number of warehouse sites	469	463

Warehouse storage(3)
Average economic occupancy
Average occupied economic pallets (in thousands)	8,339	8,525	(2.2)%
Economic occupancy percentage	83.9%	87.2%	(330)	bps
Storage revenue per economic occupied pallet	$60.99	$61.75	(1.2)%
Average physical occupancy
Average physical occupied pallets (in thousands)	7,764	7,897	(1.7)%
Average physical pallet positions (in thousands)	9,935	9,776	1.6%
Physical occupancy percentage	78.1%	80.8%	(270)	bps
Storage revenue per physical occupied pallet	$65.50	$66.66	(1.7)%
Warehouse services(3)
Throughput pallets (in thousands)	13,334	13,165	1.3%
Warehouse services revenue per throughput pallet	$32.46	$31.21	4.0%
__________________
1.Labor cost of operations excludes immaterial stock-based compensation expense for the three months ended December 31, 2024.
2.Includes real estate rent expense of $24 million and $25 million for the three months ended December 31, 2024 and 2023, respectively; and non-real estate rent expense (equipment lease and rentals) of $6 million and $5 million for the three months ended December 31, 2024 and 2023, respectively.
3.Warehouse storage and warehouse services metrics exclude managed sites.

Global Warehousing Segment
The following table presents the operating results of our warehouse segment for the year ended December 31, 2024 and 2023.

Year Ended December 31,
2024	2023	Change
(in millions except revenue per pallet)
Warehouse storage	$2,042	$2,071	(1.4)%
Warehouse services	1,845	1,786	3.3%
Total global warehousing segment revenues	3,887	3,857	0.8%
Power	208	204	2.0%
Labor(1)	1,417	1,402	1.1%
Other warehouse costs(2)	728	743	(2.0)%
Total global warehousing segment cost of operations	2,353	2,349	0.2%
Global warehousing segment NOI	$1,534	$1,508	1.7%
Total global warehousing segment margin	39.5%	39.1%	40	bps

Number of warehouse sites	469	463

Warehouse storage(3)
Average economic occupancy
Average occupied economic pallets (in thousands)	8,175	8,292	(1.4)%
Economic occupancy percentage	83.1%	86.0%	(290)	bps
Storage revenue per economic occupied pallet	$249.82	$249.59	0.1%
Average physical occupancy
Average physical occupied pallets (in thousands)	7,569	7,716	(1.9)%
Average physical pallet positions (in thousands)	9,836	9,642	2.0%
Physical occupancy percentage	77.0%	80.0%	(300) bps
Storage revenue per physical occupied pallet	$269.82	$268.20	0.6%
Warehouse services(3)
Throughput pallets (in thousands)	52,573	51,601	1.9%
Warehouse services revenue per throughput pallet	$32.17	$31.73	1.4%
_______________
1.Excludes $1 million of stock-based compensation expense for the year ended December 31, 2024.
2.Includes real estate rent expense of $99 million and $96 million for the year ended December 31, 2024 and 2023, respectively; and non-real estate rent expense (equipment lease and rentals) of $18 million and $21 million for the year ended December 31, 2024 and 2023, respectively.
3.Warehouse storage and warehouse services metrics exclude managed sites.

Same Warehouse Results
The following tables present revenues, cost of operations, same warehouse NOI, and margins for our same warehouses for the three and nine months ended December 31, 2024 and December 31, 2023.

Three Months Ended December 31,
2024	2023	Change
(in millions except revenue per pallet)
Warehouse storage	$439	$453	(3.1)%
Warehouse services	398	389	2.3%
Total same warehouse revenues	837	842	(0.6)%
Power	45	42	7.1%
Labor	303	312	(2.9)%
Other warehouse costs	160	163	(1.8)%
Total same warehouse cost of operations	508	517	(1.7)%
Same warehouse NOI	$329	$325	1.2%
Total same warehouse margin	39.3%	38.6%	70	bps

Number of same warehouse sites	409	409

Warehouse storage(1)
Economic occupancy
Average occupied economic pallets (in thousands)	7,121	7,340	(3.0)%
Economic occupancy percentage	86.0%	88.4%	(240)	bps
Storage revenue per economic occupied pallet	$61.56	$61.64	(0.1)%
Physical occupancy
Average physical occupied pallets (in thousands)	6,646	6,799	(2.3)%
Average physical pallet positions (in thousands)	8,280	8,305	(0.3)%
Physical occupancy percentage	80.3%	81.9%	(160)	bps
Storage revenue per physical occupied pallet	$65.96	$66.54	(0.9)%
Warehouse services(1)
Throughput pallets (in thousands)	11,220	11,300	(0.7)%
Warehouse services revenue per throughput pallet	$32.34	$31.52	2.6%
__________________
1.Warehouse storage and warehouse services metrics exclude managed sites.

Year Ended December 31,
2024	2023	Change
(in millions except revenue per pallet)
Warehouse storage	$1,760	$1,816	(3.1)%
Warehouse services	1,584	1,574	0.6%
Total same warehouse revenues	3,344	3,390	(1.4)%
Power	177	177	—%
Labor	1,223	1,232	(0.7)%
Other warehouse costs	607	636	(4.6)%
Total same warehouse cost of operations	2,007	2,045	(1.9)%
Same warehouse NOI	$1,337	$1,345	(0.6)%
Total same warehouse margin	40.0%	39.7%	30	bps

Number of same warehouse sites	409	409

Warehouse storage(1)
Economic occupancy
Average occupied economic pallets (in thousands)	7,033	7,268	(3.2)%
Economic occupancy percentage	84.7%	87.5%	(280)	bps
Storage revenue per economic occupied pallet	$250.21	$249.84	0.1%
Physical occupancy
Average physical occupied pallets (in thousands)	6,510	6,747	(3.5)%
Average physical pallet positions (in thousands)	8,302	8,303	—%
Physical occupancy percentage	78.4%	81.3%	(290)	bps
Storage revenue per physical occupied pallet	$270.30	$269.13	0.4%
Warehouse services(1)
Throughput pallets (in thousands)	44,754	45,489	(1.6)%
Warehouse services revenue per throughput pallet	$32.30	$31.73	1.8%
_______
1.Warehouse storage and warehouse services metrics exclude managed sites.

Non-Same Warehouse Results
The following tables present revenues, cost of operations, non-same warehouse NOI, and margins for our non-same warehouses for the three and nine months ended December 31, 2024 and 2023.

Three Months Ended December 31,
2024	2023	Change
(in millions except revenue per pallet)
Warehouse storage	$69	$73	(5.5)%
Warehouse services	74	60	23.3%
Total non-same warehouse revenues	143	133	7.5%
Power	8	6	33.3%
Labor	52	48	8.3%
Other warehouse costs	30	30	—%
Total non-same warehouse cost of operations	90	84	7.1%
Non-same warehouse NOI	$53	$49	8.2%
Total non-same warehouse margin	37.1%	36.8%	30	bps

Number of non-same warehouse sites(1)	60	54

Warehouse storage (2)
Economic occupancy
Average occupied economic pallets (in thousands)	1,218	1,185	2.8%
Economic occupancy percentage	73.6%	80.6%	(700)	bps
Storage revenue per economic occupied pallet	$57.65	$62.45	(7.7)%
Physical occupancy
Average physical occupied pallets (in thousands)	1,118	1,098	1.8%
Average physical pallet positions (in thousands)	1,655	1,471	12.5%
Physical occupancy percentage	67.6%	74.6%	(700)	bps
Storage revenue per physical occupied pallet	$62.78	$67.38	(6.8)%
Warehouse services (2)
Throughput pallets (in thousands)	2,114	1,865	13.4%
Warehouse services revenue per throughput pallet	$33.09	$29.33	12.8%
__________________
1.Refer to our “Same Warehouse Analysis,” which describes the composition of our non-same warehouse pool.
2.Warehouse storage and warehouse services metrics exclude managed sites.

	Year Ended December 31,
	2024	2023		Change
	(in millions except revenue per pallet)
Warehouse storage	$282	$255		10.6%
Warehouse services	261	212		23.1%
Total non-same warehouse revenues	543	467		16.3%
Power	31	27		14.8%
Labor	194	170		14.1%
Other warehouse costs	121	107		13.1%
Total non-same warehouse cost of operations	346	304		13.8%
Non-same warehouse NOI	$197	$163		20.9%
Total non-same warehouse margin	36.3%	34.9%	140	bps

Number of non-same warehouse sites(1)	60	54

Warehouse storage (2)
Economic occupancy
Average occupied economic pallets (in thousands)	1,142	1,024		11.5%
Economic occupancy percentage	74.4%	76.5%	(210)	bps
Storage revenue per economic occupied pallet	$247.41	$247.87		(0.2)%
Physical occupancy
Average physical occupied pallets (in thousands)	1,059	970		9.2%
Average physical pallet positions (in thousands)	1,534	1,339		14.6%
Physical occupancy percentage	69.0%	72.4%	(340)	bps
Storage revenue per physical occupied pallet	$266.89	$261.77		2.0%
Warehouse services (2)
Throughput pallets (in thousands)	7,819	6,112		27.9%
Warehouse services revenue per throughput pallet	$31.42	$31.91		(1.5)%
__________________
1. Refer to our “Same Warehouse Analysis,” which describes the composition of our non-same warehouse pool.
2. Warehouse storage and warehouse services metrics exclude managed sites.

Global Integrated Solutions Segment
The following tables presents the operating results of our global integrated solutions segment for the three and nine months ended December 31, 2024 and 2023.

	Three Months Ended December 31,
	2024	2023	Change
	(in millions)
Global Integrated Solutions segment revenues	$359	$359	—%
Global Integrated Solutions segment cost of operations(1)	306	295	3.7%
Global Integrated Solutions segment NOI	$53	$64	(17.2)%
Global Integrated Solutions margin	14.8%	17.8%	(300)	bps
_______________
1.Excludes $2 million of stock-based compensation expense for the three months ended December 31, 2024.

	Year Ended December 31,
	2024	2023	Change
	(in millions)
Global Integrated Solutions segment revenues	$1,453	$1,485	(2.2)%
Global Integrated Solutions segment cost of operations(1)	1,222	1,241	(1.5)%
Global Integrated Solutions segment NOI	$231	$244	(5.3)%
Global Integrated Solutions margin	15.9%	16.4%	(50)	bps
_______________
1.Excludes $2 million of stock-based compensation expense for the year ended December 31, 2024.
Capital Expenditures
Maintenance Capital Expenditures
The following table sets forth our recurring maintenance capital expenditures.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(in millions)
Global warehousing	$57	$57	$149	$144
Global integrated solutions	11	9	21	27
Information technology and other	4	22	25	37
Maintenance capital expenditures	$72	$88	$195	$208
Integration Capital Expenditures
The following table sets forth our integration capital expenditures.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(in millions)
Global warehousing	$33	$15	$65	$42
Global integrated solutions	2	1	3	21
Information technology and other	8	—	26	12
Integration capital expenditures	$43	$16	$94	$75

External Growth Capital Investments
The following table sets forth our external growth capital investments.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(in millions)
Acquisitions, including equity issued and net of cash acquired and adjustments	$233	$265	$346	$289
Greenfield and expansion expenditures	73	47	270	267
Energy and economic return initiatives	18	19	89	110
Information technology transformation and growth initiatives	5	19	55	75
External growth capital investments	$329	$350	$760	$741

Non-GAAP Financial Measures Reconciliations
Reconciliation of NOI to Net Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Net income (loss)	$(80)	$(57)	$(751)	$(96)
Stock-based compensation expense in cost of operations	2	—	3	—
General and administrative expense	145	141	539	502
Depreciation expense	181	150	659	552
Amortization expense	55	53	217	208
Acquisition, transaction, and other expense	39	15	651	60
Restructuring, impairment, and (gain) loss on disposals	34	21	57	32
Equity (income) loss, net of tax	3	1	6	3
(Gain) loss on foreign currency transactions, net	30	(13)	25	(4)
Interest expense, net	61	133	430	490
(Gain) loss on extinguishment of debt	4	—	17	—
Other nonoperating (income) expense, net	2	—	1	19
Income tax expense (benefit)	(41)	(6)	(89)	(14)
Total segment NOI	$435	$438	$1,765	$1,752

Reconciliation of EBITDA, EBITDAre, and Adjusted EBITDA to Net Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Net income (loss)	$(80)	$(57)	$(751)	$(96)
Adjustments:
Depreciation and amortization expense	236	203	876	760
Interest expense, net	61	133	430	490
Income tax expense (benefit)	(41)	(6)	(89)	(14)
EBITDA	$176	$273	$466	$1,140
Adjustments:
Net loss (gain) on sale of real estate assets	5	1	10	8
Impairment write-downs on real estate property	2	—	11	2
Allocation of EBITDAre of noncontrolling interests	1	(1)	(1)	(3)
EBITDAre	$184	$273	$486	$1,147
Adjustments:
Net (gain) loss on sale of non-real estate assets	1	5	(1)	2
Other nonoperating (income) expense, net	2	—	1	19
Acquisition, restructuring, and other	46	23	542	73
Technology transformation	7	—	22	—
(Gain) loss on property destruction	(47)	—	(51)	—
Interest expense and tax expense from unconsolidated JVs	1	1	5	3
Depreciation and amortization expense from unconsolidated JVs	1	1	6	5
(Gain) loss on foreign currency exchange transactions, net	30	(13)	25	(4)
Stock-based compensation expense	44	7	215	26
(Gain) loss on extinguishment of debt	4	—	17	—
Impairment of intangible assets	63	7	63	7
Allocation adjustments of noncontrolling interests	(1)	1	(1)	—
Adjusted EBITDA	$335	$305	$1,329	$1,278
Net revenues	$1,339	$1,334	$5,340	$5,342
Adjusted EBITDA margin	25.0%	22.9%	24.9%	23.9%

Reconciliation of FFO, Core FFO, and Adjusted FFO to Net Income (Loss)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share information)	2024	2023	2024	2023
Net income (loss)	$(80)	$(57)	$(751)	$(96)
Adjustments:
Real estate depreciation	91	87	356	325
In-place lease intangible amortization	2	1	8	7
Net loss (gain) on sale of real estate assets	5	1	10	8
Impairment write-downs on real estate property	2	—	11	2
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	—	—	2	3
Allocation of noncontrolling interests	1	—	—	—
FFO	$21	$32	$(364)	$249
Adjustments:
Net (gain) loss on sale of non-real estate assets	1	5	(1)	2
Finance lease ROU asset amortization - real estate related	19	17	72	70
Impairment of intangible assets	63	7	63	7
Other nonoperating (income) expense, net	2	—	1	19
Acquisition, restructuring, and other	47	23	547	73
Technology transformation	7	—	22	—
(Gain) loss on property destruction	(47)	—	(51)	—
(Gain) loss on foreign currency transactions, net	30	(13)	25	(4)
(Gain) loss on extinguishment of debt	4	—	17	—
Core FFO	$147	$71	$331	$416
Adjustments:
Non-real estate depreciation and amortization	117	91	411	334
Finance lease ROU asset amortization - non-real estate	8	7	29	23
Amortization of deferred financing costs	2	5	18	19
Amortization of debt discount / premium	—	1	1	2
Deferred income taxes expense (benefit)	(34)	(10)	(105)	(58)
Straight line net operating rent	—	2	(3)	6
Amortization of above / below market leases	—	—	(1)	—
Stock-based compensation expense	44	7	215	26
Recurring maintenance capital expenditures	(72)	(89)	(195)	(208)
Allocation related to unconsolidated JVs	1	1	5	3
Allocation of noncontrolling interests	—	—	(1)	(1)
Adjusted FFO	$213	$86	$705	$562

Reconciliation of weighted average common shares outstanding:
Weighted average common shares outstanding	228	162	191	162
Partnership common units and OP Units held by Non-Company LPs	22	20	21	20
Equity compensation and other unvested units	7	—	2	—
Adjusted diluted weighted average common shares outstanding	257	182	214	182
Adjusted FFO per diluted common share	$0.83	$0.48	$3.29	$3.09

Non-GAAP Financial Measures Notes
We use the following non-GAAP financial measures as supplemental performance measures of our business: segment NOI, FFO, Core FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, and Adjusted EBITDA margin. We also use same warehouse and non-same warehouse metrics described above.
We calculate total segment NOI (or “NOI”) as our total revenues less our cost of operations (excluding any depreciation and amortization, general and administrative expense, stock-based compensation expense, restructuring and impairment expense, gain and loss on sale of assets, and acquisition, transaction, and other expense. We use segment NOI to evaluate our segments for purposes of making operating decisions and assessing performance in accordance with ASC 280, Segment Reporting. We believe segment NOI is helpful to investors as a supplemental performance measure to net income because it assists both investors and management in understanding the core operations of our business. There is no industry definition of segment NOI and, as a result, other REITs may calculate segment NOI or other similarly-captioned metrics in a manner different than we do.
We calculate EBITDA for Real Estate, or “EBITDAre”, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or “NAREIT”, defined as earnings before interest income or expense, taxes, depreciation and amortization, net loss or gain on sale of real estate, net of withholding taxes, impairment write-downs on real estate property, and adjustments to reflect our share of EBITDAre for partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and useful life of related assets among otherwise comparable companies.
We also calculate our Adjusted EBITDA as EBITDAre further adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), other nonoperating income or expense, acquisition, restructuring, and other expense, foreign currency exchange gain or loss, stock-based compensation expense, loss or gain on debt extinguishment and modification, impairment of investments in non-real estate, technology transformation, and reduction in EBITDAre from partially owned entities. We believe that the presentation of Adjusted EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Adjusted EBITDA are not measurements of financial performance under GAAP, and our EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Adjusted EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Our calculations of EBITDAre and Adjusted EBITDA have limitations as analytical tools, including the following:
•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.
We use EBITDA, EBITDAre, and Adjusted EBITDA as measures of our operating performance and not as measures of liquidity. We also calculate Adjusted EBITDA margin, which represents Adjusted EBITDA as a percentage of Net revenues and which provides an additional way to compare the above described measure of our operations across periods.
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the NAREIT. NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, in-place lease intangible amortization, real estate asset impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization, and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), finance lease ROU asset amortization real estate, non-real estate impairments, acquisition, restructuring and other, other nonoperating income or expense, loss on debt extinguishment and modifications and the effects of gain or loss on foreign currency exchange. We also adjust for the impact attributable to non-real estate impairments on unconsolidated joint ventures and natural disaster. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.
However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, amortization of debt discount/premium amortization of above or below market leases, straight-line net operating rent, provision or benefit from deferred income taxes, stock-based compensation expense from grants under our equity incentive plans, non-real estate depreciation and amortization, non-real estate finance lease ROU asset amortization, and recurring maintenance capital expenditures. We also adjust for Adjusted FFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share should be evaluated along with GAAP net income and net income per diluted share (the most directly comparable GAAP measures) in evaluating our operating performance. FFO, Core FFO, and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated financial statements included elsewhere in this Annual Report. FFO, Core FFO, and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do.
We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Adjusted EBITDA and Adjusted FFO per share possible without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant.